Exhibit 4.9

ABnote North America711 ARMSTRONG LANECOLUMBIA, TENNESSEE 38401(931) 388-3003HOLLY GRONER 931-490-7660AUGUST 20, 2012WORKDAYWO-5868 LOT 2 FACEOperator: MRNEWCOLOR:This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, this proof processis different from offset printing. It is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ?? OK AS IS ?? OK WITH CHANGES ?? MAKE CHANGES AND SEND ANOTHER PROOFCOLORS SELECTED FOR PRINTING: Intaglio prints in SC-11 Orange. logo prints in PMS 138 Orange and PMS 7462NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.SECRETARY CHAIRMANtransferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the certificate properly endorsed. This Certificate and the sharesrepresented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of theCompany (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not validuntil countersigned by the Transfer Agent.Witness the facsimile signatures of the Corporation’s duly authorized officers.Dated:FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS B COMMON STOCK, $0.001 PAR VALUE, OFTHIS CERTIFIES THATIS THE RECORD HOLDER OFWDBCUSIP 98138H 20 0SEE REVERSE FORCERTAIN DEFINITIONSCLASS BCOMMON STOCKWORKDAY, INC.COUNTERSIGNED AND REGISTERED:AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC(Brooklyn, NY)TRANSFER AGENTAND REGISTRARBYAUTHORIZED OFFICERWORKDAY, INC.INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	– as tenants by the entireties		(Cust)	(Minor)
JT TEN	– as joint tenants with right		under Uniform Gifts to Minors
	of survivorship and not as		Act
	tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

    For value received,                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of the Class B Common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE

17Ad-15.